UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2011

ARLINGTON ASSET INVESTMENT CORP.
(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of principal executive offices) (Zip code)

(703) 373-0200
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 2, 2011.  At the annual meeting, the shareholders approved the adoption of the Company’s 2011 Long-Term Incentive Plan.

A summary of the 2011 Long-Term Incentive Plan is included in the Company’s Proxy Statement for the 2011 annual meeting of shareholders filed with the Securities and Exchange Commission on April 22, 2011 under the caption “Proposal No. 2 — 2011 Long-Term Incentive Plan.”  Such summary is incorporated by reference into this Item 5.02 and is qualified in its entirety by reference to the full text of the 2011 Long-Term Incentive Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

The form of award agreement for restricted stock units (“RSUs”) issuable under the 2011 Long-Term Incentive Plan is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 5.02.  Pursuant to the form of award agreement, RSUs vest immediately on the award grant date.  Vested RSUs are converted into shares of the Company’s Class A common stock on a one-for-one basis, with any fractional shares being settled in cash, upon the later of the date the grantee separates from the Company’s service or the first anniversary of the grant date (the “Settlement Date”).  If a change in control occurs before the Settlement Date, the settlement will occur on the control change date.  The terms of the RSUs granted by the Company on June 2, 2011 under the 2011 Long-Term Incentive Plan are materially consistent with the form of award agreement attached hereto as Exhibit 10.2.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As stated above, the Company held its annual meeting of shareholders on June 2, 2011.  At the annual meeting, the shareholders voted on (i) the election of Eric F. Billings, Daniel J. Altobello, Daniel E. Berce, Peter A. Gallagher, Ralph S. Michael III, Wallace L. Timmeny and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms expiring at the 2012 annual meeting of shareholders, (ii) a proposal to approve the Company’s 2011 Long-Term Incentive Plan, (iii) a proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation, (iv) a proposal to select, on an advisory (non-binding) basis, the frequency of future advisory votes on executive compensation, and (iv) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee for Director	For	Withheld	Broker Non-Votes
Eric F. Billings	5,245,398	252,528	2,431,900
Daniel J. Altobello	5,238,071	259,855	2,431,900
Daniel E. Berce	5,258,886	239,040	2,431,900
Peter A. Gallagher	5,237,805	260,121	2,431,900
Ralph S. Michael III	5,108,757	389,169	2,431,900
Wallace L. Timmeny	5,237,438	260,488	2,431,900
J. Rock Tonkel, Jr.	5,246,644	251,282	2,431,900

Proposal No. 2 — Approval of the Company’s 2011 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
5,001,347	475,780	20,797	2,431,902

Proposal No. 3 — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
5,190,728	280,250	26,946	2,431,902

Proposal No. 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
1,946,216	72,077	3,443,407	36,224	2,431,902

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As disclosed above, 3,443,407 of the votes cast on Proposal No. 4 voted, on an advisory basis, to hold an advisory shareholder vote on executive compensation every three years.  In view of these voting results and in accordance with the Board of Directors’ recommendation, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders every three years until the next required advisory vote on the frequency of shareholder votes on executive compensation.

Proposal No. 5 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
7,716,374	161,334	52,118	*

*	No broker non-votes arose in connection with Proposal No. 5, due to the fact that the matter was considered “routine” under NYSE rules.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Arlington Asset Investment Corp. 2011 Long-Term Incentive Plan.

10.2	Form of Restricted Stock Unit Agreement under Arlington Asset Investment Corp. 2011 Long-Term Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: June 6, 2011	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer